                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Texas Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        TEXAS INDUSTRIES, INC.
  [TXI LOGO]            1341 W. MOCKINGBIRD LANE - DALLAS, TEXAS 75247 - (972)
                        647-6700

                                                                 August 29, 2000

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of the Shareholders of Texas Industries, Inc., to be held at 9:30 A.M. Central Daylight Time, on Tuesday, October 17, 2000, at the Gerald J. Ford Stadium on the Southern Methodist University Campus, located at 5800 Ownby (Central Expressway at Mockingbird Lane) in Dallas, Texas.

     The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Our 2000 Annual Report accompanies this Proxy Statement.

     It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card or by voting your proxy by telephone.

     If you arrive early, you are invited to have coffee and meet informally with the Directors.

                                                         Sincerely,

                                                    /s/ ROBERT D. ROGERS

                                                      ROBERT D. ROGERS
                                                         President

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 2000

     The Annual Meeting of Shareholders of Texas Industries, Inc. (the "Company") will be held at the Gerald J. Ford Stadium on the Southern Methodist University Campus, located at 5800 Ownby (Central Expressway at Mockingbird
Lane) in Dallas, Texas, on Tuesday, October 17, 2000, at 9:30 A.M. (CDT) for the following purposes:

          1. To elect three (3) directors to terms expiring in 2003.

          2. To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

     Only Shareholders of record at the close of business on August 23, 2000 will be entitled to vote at the Annual Meeting. A list of such Shareholders will be open to the examination of any Shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting, at the Executive Offices of the Company at 1341 W. Mockingbird Lane, Dallas, Texas.

     While you are encouraged to attend the Annual Meeting, please vote your shares as promptly as possible. For this year's Annual Meeting, the Company is providing the additional option of voting your proxy by telephone. Therefore, the Company requests that you either date, sign and return promptly the accompanying proxy card in the enclosed envelope provided for that purpose or instruct us by telephone as to how you would like your shares voted. Instructions on how to vote your shares by telephone are on the accompanying proxy card.

                                            By Order of the Board of Directors,

                                                     /s/ ROBERT C.MOORE

                                                      ROBERT C. MOORE
                                                         Secretary

Dallas, Texas
August 29, 2000


                        TEXAS INDUSTRIES, INC.
  [TXI LOGO]            1341 W. MOCKINGBIRD LANE - DALLAS, TEXAS 75247 - (972)
                        647-6700

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 17, 2000

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Texas Industries, Inc., a Delaware corporation (the "Company"), of proxies for exercise at the Annual Meeting of Shareholders of the Company to be held on October 17, 2000, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent to Shareholders is August 29, 2000.

     The cost of soliciting proxies has been, or will be, borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. If proxies are not promptly received, officers and regular employees of the Company may solicit proxies from some Shareholders in person, by telephone or by telecopy. In addition, the Company has retained ChaseMellon Shareholder Services Group to assist in the solicitation of proxies at a cost of $5,000 plus reasonable out-of-pocket expenses.

                      OUTSTANDING VOTING STOCK AND QUORUM

     The outstanding voting securities of the Company as of August 23, 2000, were 21,070,893 shares of Common Stock. Each share is entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding voting securities of the Company is necessary to constitute a quorum to transact business.

                                VOTING OF PROXY

     Although a Shareholder of record at the close of business on August 23, 2000 may not be able to attend the Annual Meeting in person, that Shareholder has the opportunity to vote by using the proxy solicited by the Board of Directors. Voting by use of the proxy can be accomplished either by dating, signing and returning the proxy card in the envelope which is enclosed with this document, or over the telephone by calling the toll-free number and following the instructions set forth on the proxy card.

     Shares cannot be voted at the Annual Meeting unless the owner is present or represented by proxy. Any proxy may be revoked prior to the voting by notice in writing to the Secretary of the Company at the address stated above, by submitting another proxy by telephone, or by voting in person at the Annual Meeting.

     Whether a Shareholder chooses to vote by mail or telephone, a Shareholder can specify approval, disapproval or absentia from each proposal set forth on the proxy card. If the Shareholder properly signs and returns the proxy card or votes by telephone without specifying how the shares are to be voted, those shares will be voted in accordance with the Board of Directors' recommendations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of the Common Stock of the Company as of June 30, 2000.

NAME AND ADDRESS                                    TITLE OF        AMOUNT AND NATURE      PERCENT
OF BENEFICIAL OWNER                                 SECURITY     OF BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                 --------     -----------------------   --------
Bruce S. Sherman, Chairman, and
Private Capital Management, Inc.................  Common Stock          1,606,828(1)          7.6
  3003 Tamiami Trail N.
  Naples, Florida 33940
J.R. Simplot/J.R. Simplot Self Declaration of
Revocable Trust.................................  Common Stock          1,968,200(2)         9.35
  999 Main Street
  Boise, Idaho 83702

---------------

(1) Based on Schedule 13G/A filed February 15, 2000 of both Private Capital Management, Inc. and Bruce S. Sherman, its Chairman, which indicates that
    (a) Bruce S. Sherman has sole voting and dispositive power over 7,000 shares and shared dispositive power over 1,599,828 shares; and (b) Private Capital Management, Inc. has shared dispositive power over 1,599,828 shares.

(2) Based on Amendment No. 1 to Schedule 13D dated February 16, 2000 which indicates J.R. Simplot Self-Declaration of Revocable Trust has sole voting and dispositive power over 1,968,200 shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The bylaws of the Company provide for a board of not fewer than three nor more than twenty-one directors with the actual number to serve at any time to be determined by resolution of the board. The bylaws further provide that the board shall be divided into three classes, each class being as nearly equal in number as possible. The three classes have staggered terms of three years. The terms of office of three of the Directors expire at this Annual Meeting, all of which have been nominated for reelection. The proxies solicited hereby cannot be voted for a greater number of persons than the three nominees named below. Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees named below. Directors are elected by plurality vote. If any of the nominees named should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

NOMINEES FOR DIRECTORS

     The following are nominees for election as directors of the Company for a term of office expiring at the Annual Meeting of Shareholders in 2003 or until their respective successors shall have been elected and qualified.

                                                                                    SERVED AS   PROPOSED
                                                  PRINCIPAL OCCUPATION              DIRECTOR    TERM TO
NAME                             AGE            DURING PAST FIVE YEARS*               SINCE      EXPIRE
----                             ---            -----------------------             ---------   --------
John M. Belk...................  80    Chairman of the Board and Chief Executive      1998        2003
                                         Officer of Belk, Inc. (department
                                         stores), Charlotte, North Carolina,
                                         since 1998; Chairman of the Board of
                                         Belk Stores Services, Inc. (department
                                         stores), Charlotte, North Carolina(a)
Gordon E. Forward..............  64    Chairman, Applied Sustainability, LLC,         1991        2003
                                       Austin, Texas since June 2000; Vice
                                         Chairman of the Board of the Company
                                         from July 1998 through May 2000;
                                         President and Chief Executive officer of
                                         Chaparral Steel Company (steel
                                         manufacturer and subsidiary of the
                                         Company) Midlothian, Texas until July
                                         1998(b)
James M. Hoak, Jr. ............  56    Principal of Hoak Capital Corporation          1995        2003
                                       (private equity investment firm), Dallas,
                                         Texas(c)

CONTINUING DIRECTORS

     The term of office for each of the continuing directors expires at the Annual Meeting of Shareholders to be held in the year indicated below, or until his successor shall have been elected and qualified.

                                                                                    SERVED AS
                                                  PRINCIPAL OCCUPATION              DIRECTOR    TERM TO
NAME                             AGE            DURING PAST FIVE YEARS*               SINCE      EXPIRE
----                             ---            -----------------------             ---------   --------
Gerald R. Heffernan............  81    President, G.R. Heffernan & Associates,        1986        2001
                                       Ltd. (investments), Toronto, Ontario,
                                         Canada
Robert D. Rogers...............  64    President and Chief Executive Officer of       1970        2001
                                       the Company (d)
Ian Wachtmeister...............  67    Chairman of The Empire, AB (metals             1977        2001
                                       dealer), Stockholm, Sweden
Robert Alpert..................  68    Chairman of the Board of The Alpert            1975        2002
                                         Companies (financial services and real
                                         estate), Dallas, Texas; Chairman of the
                                         Board of Argo Funding Co. L.L.C.
                                         (venture capital), Dallas, Texas, since
                                         1998(d)
Eugenio Clariond Reyes.........  67    Director General of Grupo IMSA, S.A.           1998        2002
                                       (metal fabrication), Monterrey, Mexico
Elizabeth C. Williams..........  57    Treasurer, Southern Methodist University,      1995        2002
                                         Dallas, Texas

---------------

 * Based upon information provided by the Directors to the Company as of July 1, 2000.

(a) Mr. Belk is a member of the Board of Directors of Belk, Inc. and Coca-Cola Bottling Co. Consolidated.

(b) Mr. Forward is a member of the Board of Directors of Nexfor Inc.

(c) Mr. Hoak is a member of the Board of Directors of TeleCorp PCS, Inc., PanAmSat Corporation and Pier 1 Imports, Inc.

(d) Messrs. Rogers and Alpert are members of the Board of Directors of CNF Transportation, Inc.

                BOARD COMMITTEES, MEETINGS, ATTENDANCE AND FEES

     The Board of Directors has an Audit Committee and a Compensation Committee and the full Board of Directors acts in lieu of a Nominating Committee. The Company's Compensation Committee, composed during the last fiscal year of Directors Hoak (Chairman), Alpert and Clariond Reyes, met once during the year. The Compensation Committee recommends and approves the salaries of top management of the Company and all stock option awards to key employees of the Company and its subsidiaries. Its actions are subject to the review and approval of the Board of Directors.

     The Company's Audit Committee, composed during the last fiscal year of Directors Williams (Chairman), Belk and Wachtmeister, met twice during the year. The Audit Committee reviews the scope, plan and results of the annual audit with the independent auditors, approves and ratifies each professional service provided by the independent auditors; considers the independence of the auditors, and reviews and approves all non-audit fees paid to the independent auditors.

     The Board, acting in lieu of a Nominating Committee, will consider nominees for directors recommended by Shareholders. Communications to the Board may be addressed in care of the Company's Secretary at the Company's Executive Offices.

     The Board of Directors met four times during the last fiscal year. Each Director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which the Director served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or its affiliates currently receive $10,000 per year plus $1,000 for each day that a Board and/or a Committee meeting is attended in person and $250 for each meeting attended by conference telephone. In addition, on January 1 of each year, each non-employee director receives an award of 500 restricted shares of the Company's Common Stock under the Company's directors restricted award plan. The Chairman of the Board, Gerald R. Heffernan, receives an additional 2,000 restricted shares of the Company's Common Stock. The restrictions on the shares are removed at the time the director ceases holding such position. Until such time, the director is entitled to vote the shares and to receive all cash dividends. Under a deferred compensation agreement, annual and meeting fees may be deferred in whole or in part at the election of the director. Compensation so deferred is denominated in shares of the Company's Common Stock determined by reference to the average market price during the thirty (30) trading days prior to the date of the agreement. Dividends are credited to the account in the form of Common Stock at a value equal to the fair market value of the stock on the date of payment of such dividend. Each non-employee director is automatically granted an option to purchase 10,000 shares of Common Stock when first elected either by the Board, or by the Shareholders at an annual meeting, and an option to purchase 5,000 shares of Common Stock each time that such director is reelected at an annual meeting. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and/or Committee meetings.

OTHER TRANSACTIONS

     No reportable transactions occurred between the Company and any Director, nominee for director, officer or any affiliate of, or person related to, any of the foregoing since the beginning of the Company's last fiscal year (June 1, 1999).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised exclusively of Directors who are not officers or employees of the Company. No executive officer of the Company serves or has served during the year on the Compensation Committee or as a director of another company, one of whose executive officers serves as a member of the Compensation Committee or as a Director of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 30, 2000, the approximate number of shares of Common Stock of the Company beneficially owned by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Company as a group.

                                                                COMPANY COMMON STOCK
                                                       --------------------------------------
                                                       BENEFICIALLY OWNED**(1)     PERCENT(2)
                                                       ------------------------    ----------
Robert Alpert........................................            21,610(3)           *
John M. Belk.........................................            17,496(3)           *
Melvin G. Brekhus....................................           100,584              *
Eugenio Clariond Reyes...............................             6,000(3)           *
Gordon E. Forward....................................            59,328              *
Richard M. Fowler....................................           180,104              *
Gerald R. Heffernan(4)...............................           305,500(3)            1.4
James M. Hoak, Jr. ..................................            30,000(3)           *
Robert D. Rogers.....................................           499,906               2.3
Tommy A. Valenta(5)..................................            69,230              *
Ian Wachtmeister(6)..................................            26,594(3)           *
Elizabeth C. Williams................................            24,400(3)           *
All Directors and Executive Officers as a Group (16
  Persons)...........................................         1,464,765(2)            6.7

---------------

 * Represents less than one percent (1%) of the total number of shares outstanding.

** Except as indicated in the notes below, each person has the sole voting and investment authority with respect to the shares set forth in the above table.

(1) Includes, with respect to such person (s) shares of Common Stock subject to options exercisable within 60 days of June 30, 2000, as follows: Robert D. Rogers, 209,000 shares; Robert Alpert, 14,000 shares; John M. Belk, 4,000 shares; Melvin G. Brekhus, 79,560 shares; Eugenio Clariond Reyes, 4,000 shares; Gordon E. Forward, 40,400 shares; Richard M. Fowler, 83,540 shares; Gerald R. Heffernan, 17,000 shares; James M. Hoak, Jr., 18,000 shares; Tommy
    A. Valenta, 43,672 shares; Ian Wachtmeister, 17,000 shares; Elizabeth C. Williams, 22,000 shares; and all Directors and Executive Officers as a Group, 646,352 shares.

(2) Based on the sum of (i) 21,070,893 shares of Common Stock, which on June 30, 2000, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.

(3) Includes with the respect to such person(s) restricted shares of Common Stock received as compensation as a non-employee director, as follows:
    Robert Alpert, 2,500 shares; John M. Belk, 2,000 shares; Eugenio Clariond Reyes, 2,000 shares; Gerald R. Heffernan, 8,500 shares; James M. Hoak, 2,000 shares; Ian Wachtmeister, 2,000 shares; and Elizabeth C. Williams, 2,000 shares.

(4) The wife of Mr. Heffernan owns 38,000 shares of Common Stock as to which he disclaims beneficial ownership.

(5) A Children's Trust established by Mr. Valenta owns 1,128 shares of Common Stock as to which he disclaims beneficial ownership.

(6) The wife of Mr. Wachtmeister owns 200 shares of Common Stock as to which he disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 2000, 1999 and 1998, of those persons who were, at May 31, 2000,
(i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                                                -------------------------
                                                                  AWARDS        PAYOUTS
                                                                -----------   -----------
                                        ANNUAL COMPENSATION     SECURITIES                   ALL OTHER
                                       ----------------------   UNDERLYING       LTIP       COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)   PAYOUTS ($)      ($)(3)
---------------------------     ----   ----------   ---------   -----------   -----------   ------------
Robert D. Rogers..............  2000   1,186,236          --      20,000              --       23,380
  President and Chief           1999     860,894          --      15,000         688,715(2)    23,450
  Executive Officer             1998   1,318,651     303,290      45,000       1,054,921(2)    23,676
Melvin G. Brekhus.............  2000     267,308      67,362      16,600         160,000        6,656
  Executive Vice President --   1999     246,635          --      40,000         232,500        6,867
  Cement, Aggregates            1998     181,251      41,688       8,900         280,000        6,827
  and Concrete
Tommy A. Valenta..............  2000     267,308      67,362      16,600         160,000        6,656
  Executive Vice President --   1999     245,801          --      40,000         232,500        6,867
  Steel                         1998     170,625      39,244       6,000         236,000        6,947
Richard M. Fowler(1)..........  2000     258,654      65,181      16,600         139,500        5,504
  Executive Vice President --   1999     232,500          --      10,000         232,500        3,200
  Finance                       1998     225,000     130,500       8,200         416,175        3,000
Gordon E. Forward(1)..........  2000     300,000          --          --              --        1,872
  Vice Chairman of the Board    1999     298,462          --          --         105,000        4,582
                                1998     300,000     105,000      11,000         165,386       19,913

---------------

(1) Compensation for fiscal year 1998 includes compensation from June 1, 1997 through December 31, 1997 paid by Chaparral Steel Company.

(2) Payment of one-half of this cash incentive was deferred pursuant to the terms of Mr. Rogers' employment contract.

(3) Vested and non-vested portion of amounts contributed and allocated by employer to employee benefit plans.

     Certain of the former executives of Chaparral Steel Company ("Chaparral"), including Messrs. Forward and Fowler, have been granted performance shares under a performance share plan established in 1976 when Chaparral was jointly owned by the Company and Co-Steel Inc. The value of a performance share is based upon Chaparral's annual financial results averaged over the preceding five years and a cash dividend is paid on a performance share at the end of each fiscal year, equal to 10% of Chaparral's earnings per share for such fiscal year, based on an assumed 4.5 million shares. Performance shares are 40% vested after three years, 60% vested after four years, and 100% vested after five years. At five year intervals, the plan requires, subject to several restrictions and conditions, that a percentage of the vested portion be redeemed based on the age of the executive such that 100% of vested shares are redeemed by the time the executive reaches 65 years of age. In 1986, grants under the plan were discontinued.

     Under an employment contract which extends through May 31, 2001, Robert D. Rogers, the President and Chief Executive Officer of the Company, receives an annual salary consisting of a $300,000 base and an annual award of 21,632 shares of Common Stock, or the market value thereof in cash. In the event the annual salary earned in a year is greater than $900,000, the Board of Directors may, in its discretion, defer payment of salary earned in excess of $900,000 until termination of employment. Such deferred amounts shall be treated in the same manner as the deferred incentive compensation discussed below. The contract also has a long term incentive component which provides that in the event the Company's consolidated average return on equity for the two consecutive fiscal year periods ending May 31, 1997 and the four consecutive, fiscal year periods ending May 31, 1998, 1999, 2000 and 2001, respectively, equals or exceeds a return on equity objective of 16%, Mr. Rogers will receive an incentive payment in respect of each year in which such objective is achieved as follows: if the average return on equity is equal to or greater than 16% but less than 21%, an incentive payment equal to 80% of salary, if 21% or greater, the incentive payment will equal 160% of salary. Fifty percent of this latter incentive will be paid in cash and 50% deferred until termination of employment and distributed in three equal annual installments. Deferred incentive compensation is denominated in shares of the Company's Common Stock determined by reference to the fair market value of the stock (as defined in the employment contract) at the time of deferral and dividends are credited to the deferred account in the form of Common Stock at a value equal to the fair market value of the stock on the date of payment of such dividend. The shares of Common Stock credited to the account are adjusted to reflect any increase or decrease in the number of shares outstanding as a result of stock splits, combination of shares, recapitalizations, mergers or consolidations.

     The Company offers financial security plans for substantially all of its senior managerial and executive employees. The plans include disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the participant would have attained age 65, whichever last occurs. Participants who retire at or after attaining age 65 (age 60 in the case of executive officers) will be entitled to a supplemental retirement benefit. In the event of termination of employment under certain circumstances following a change in control (as defined in the plans), a participant will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the plans.

2000 STOCK OPTION GRANTS

     The following table sets forth certain information concerning options granted during the fiscal year ended May 31, 2000, to each executive officer named in the Summary Compensation Table under the Company's stock option plan.

                                                                                       POTENTIAL REALIZABLE
                                        PERCENT OF                                    VALUE OF ASSUMED ANNUAL
                           NO. OF         TOTAL                                         RATE OF STOCK PRICE
                         SECURITIES      OPTIONS      EXERCISE                        APPRECIATION FOR OPTION
                         UNDERLYING     GRANTED TO    OR BASE                                 TERM(2)
                          OPTIONS       EMPLOYEES    PRICE PER                       -------------------------
NAME                   GRANTED (#)(1)    IN 2000     SHARES ($)   EXPIRATION DATE    0%      5%         10%
----                   --------------   ----------   ----------   ----------------   ---   -------   ---------
Robert D. Rogers.....      20,000          8.45%     41.53125     January 12, 2010   -0-   522,376   1,323,802
Melvin G. Brekhus....      16,600          7.01      41.53125     January 12, 2010   -0-   433,572   1,098,756
Tommy A. Valenta.....      16,600          7.01      41.53125     January 12, 2010   -0-   433,572   1,098,756
Richard M. Fowler....      16,600          7.01      41.53125     January 12, 2010   -0-   433,572   1,098,756
Gordon E. Forward....          --            --            --                   --    --        --          --

---------------

(1) The options to purchase Common Stock become exercisable in annual installments beginning one year from the date of grant.

(2) The dollar amounts under these columns are the result of calculation at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. The Company did not use an alternative formula for a grant date value as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning each option exercised during the fiscal year ended May 31, 2000, under the Company's stock option plan by each of the named executive officers and the value of unexercised options held by such executive officer on May 31, 2000.

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING            VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS           IN-THE MONEY
                                NUMBER OF                         AT FISCAL              OPTIONS AT FISCAL
                                 SHARES                         YEAR END (#)              YEAR END ($)(1)
                               ACQUIRED ON      VALUE       ---------------------    -------------------------
NAME                           EXERCISE(#)   REALIZED($)    EXERCISED/UNEXERCISED    EXERCISABLE/UNEXERCISABLE
----                           -----------   -----------    ---------------------    -------------------------
Robert D. Rogers.............       --             --          187,000/103,000          1,191,313/27,500
Melvin G. Brekhus............       --             --           74,560/65,940             676,875/73,125
Tommy A. Valenta.............      928         13,717           38,672/63,800             273,788/71,613
Richard M. Fowler............       --             --           75,140/49,760             609,871/120,758
Gordon E. Forward............       --             --           40,400/30,600             136,125/90,750

---------------

(1) Computed based upon the difference between aggregate fair market value and aggregate purchase price.

PERFORMANCE GRAPH

     The Company has two major business segments -- a cement, aggregate and concrete ("CAC") segment and a steel segment. The following chart compares the Company's cumulative total shareholder return on its Common Stock for the five-year period ended May 31, 2000, with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"), the Standard & Poor's Steel Index (the "S&P Steel Group") and a Cement Peer Group comprised of Lafarge Corporation, Lone Star Industries, Inc. (through October 4, 1999) and Southdown, Inc. (the "Cement Peer Group"). These comparisons assume the investment of $100 on May 31, 1995 and the reinvestment of dividends.
[GRAPH]

                                       TEXAS INDUSTRIES, INC.        S&P 500(R)         CEMENT PEER GROUP          S&P STEEL
                                       ---------------------        ----------         -----------------          ---------
1995                                            100                    100                    100                    100
1996                                            168                    128                    122                    100
1997                                            130                    166                    157                    104
1998                                            324                    217                    254                    104
1999                                            200                    263                    239                     89
2000                                            159                    290                    217                     67

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of three non-employee Directors. The Committee establishes the general compensation policies of the Company and the compensation incentive plans for executive officers. It also administers the Company's stock option plan. The Company's benefit plans, such as the Company's retirement plan and group insurance plan, are administered by the Company's Human Resources Department.

     General. The objective of the Company's management compensation program is to (i) attract and retain highly qualified and productive individuals; (ii) motivate such individuals; and (iii) align their interests with those of the Company's Shareholders by building long-term value and thereby improving the return to the Company's Shareholders. The program provides for competitive base salaries, annual bonus opportunities, long-term incentives in the form of a rolling three-year incentive plan, stock options and competitive benefits including health, life and disability insurance, vacation, a financial security plan and a savings and defined contribution retirement plan. Typically, executives receive annual performance reviews. Such reviews cover considerations such as revenue generated, operating profit, return on assets, cost improvements, operational efficiency, safety, customer service, and cooperation with other employees, depending on the responsibilities of the executive. Only the Chief Executive Officer of the Company is subject to an employment agreement.

     Compensation Elements. The executive officers' total compensation objective consists of three basic elements -- salaries, annual incentives and long-term incentives. Annual and long-term incentives are a significant portion of total compensation and are strongly linked to financial performance.

     Salaries. Salaries comprise approximately 45% of the total compensation objective for an executive other than the Chief Executive Officer. Salaries of the Company's executive officers are determined by the Chief Executive Officer within the general compensation policies established by the Committee. Subjective criteria such as the impact the executive has on the Company, the skills and experience required by the job, individual performance and internal equities are considered in determining salary levels. Quantitative relative weights are not assigned to the different criteria nor is a mathematical formula followed. Salaries are also reviewed periodically and compared to industry and geographic salary surveys to assure that they are in line with competitive market levels. The Company may at times suspend or limit salary increases when the operating performance of the Company will not support such increases.

     Annual Incentives. In order to (i) encourage above-average performance and teamwork, (ii) focus employee's work on short-term results which are key to the Company's long-term business success, and (iii) attract and retain the best possible employees by rewarding outstanding performance, the Board of Directors annually considers the adoption for the ensuing fiscal year of a cash incentive plan for employees, including the named executives (except for the Chief Executive Officer), of the business units comprising the Company's business segments who do not participate in an operations/production plan. Under this annual incentive plan, a cash bonus equal to a designated percentage of an eligible executive's annual wages is earned if the pre-established levels of rates of return on equity (translated into a return on assets) is achieved by the respective business units. Cash incentive awards increase based upon specified return on equity levels pre-established by the Committee. Target return on equity levels and the designated percentage of an executive's salary are not established for executives individually; rather they are the same for all executives in order to foster a team-based approach. The Board of Directors has approved an annual incentive plan for fiscal year 2001 under which a threshold return on equity for each of the business units has been established. The threshold level pre-established for the incentive plan for fiscal year 2000 was exceeded by the CAC business segment enabling eligible executives to earn a cash incentive. Approximately 10% of the total compensation objective for an executive is based on this annual cash incentive plan.

     Long-Term Incentives. Long-term incentives, which comprise approximately 45% of the executive's total compensation objective, are provided under a rolling three-year executive cash incentive plan and the Company's stock option plan.

     A continuous rolling three-year cash incentive plan has been established for certain executives of the Company including, except for the Chief Executive Officer, the named executives. For an executive to earn an annual cash incentive award under this plan, the Company must reach or surpass the average return on equity threshold established for the three-year period ending in the year in respect of which the incentive is earned. If the average threshold is reached or surpassed, the participating executives can earn a cash incentive award ranging from 35% to 120% or more of the executive's base salary, depending on the return on asset or return on equity achieved, as the case may be, and the recommendation of the chief executive officer based upon his subjective evaluation of the executive's individual performance. Under this plan, a minimum threshold to be achieved in order to earn a cash incentive award is established annually for the next three-year period. Minimum thresholds based on a calculated average return on assets for the Company have been established for each of the consecutive three-year periods through May 31, 2003. In 2000, the Compensation Committee established a minimum threshold for the three-year period ending May 31, 2003 based on a calculated average return on equity for this segment. The Committee believes that the rolling three-year plan focuses plan participants on growth and profitability for the Company. The average return on asset threshold established by the Committee for the rolling three years ending with the Company's 2000 fiscal year was achieved and the participating executives were awarded incentive payments in accordance with the plan.

     The Committee believes that ownership of the Company's stock is an important element of its executive compensation program. When granted under the Company's Stock Option Plan, stock options have exercise prices of not less than 100% of the fair market value of the Company's Common Stock on the date of grant, become exercisable 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% five years after grant, and all expire not more than ten years after grant. Unlike cash, the value of a stock option award will not be immediately realized and will be dependent on the market value of the Common Stock in the future; thus, the option not only provides the executive an incentive for years after it has been awarded but ties this incentive program directly into increasing shareholder value. Stock options also strengthen the ability of the Company to attract, motivate and retain executives of superior capability required to achieve the Company's business objectives in an intensely competitive environment. Options are granted under guidelines established under the general compensation policies of the Company. An executive is targeted to have between three to five times annual salary in accumulated options priced at the time of grant, such grants occurring annually. Under these guidelines, during fiscal year 2000, Robert D. Rogers, Melvin G. Brekhus, Tommy A. Valenta and Richard M. Fowler received stock option awards of 20,000, 16,600, 16,600, and 16,600 respectively.

     Chief Executive Officer's 2000 Compensation. Compensation for the Chief Executive Officer ("CEO") is determined through a process similar to that discussed above for executive officers in general and is embodied in the terms of an employment contract. During 2000, the CEO's compensation was paid in accordance with the terms of an employment contract which expires at the end of the fiscal year ending May 31, 2001. Pursuant to the terms of the employment contract (see Executive Compensation), the CEO received an annual salary consisting of a $300,000 base component and an award in cash equal to the fair market value of 21,632 shares of Common Stock. The shareholder-approved long-term incentive plan objective set forth in his employment contract was not achieved by the Company, and as a result the CEO received no incentive compensation.

     Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code.
Section 162(m) makes certain "non-performance based" compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as "performance-based compensation", performance goals must be pre-established and such goals approved by the Company's Shareholders before such compensation is paid. To satisfy the requirements of Section 162(m), the Company submitted and obtained approval of the Company's Shareholders of the incentive payment provisions of the Chief Executive Officer's employment contract. The Company generally intends to structure the compensation with its executives to achieve maximum deductibility under Section 162(m) with minimum sacrifices in flexibility and corporate objectives.

                    James M. Hoak, Chairman       Eugenio Clariond Reyes, Member
                                                           Robert Alpert, Member

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such reports furnished to the Company and written transaction reports of its Directors and executive officers indicating that no other reports were required to be filed during the 2000 fiscal year, the Company believes that all filing requirements applicable to its Directors, executive officers and 10% owners were complied with in accordance with Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP were the Company's independent auditors for the last fiscal year and will continue to be for the current year. A representative of Ernst & Young LLP will attend the Annual Meeting; and although such representative does not intend to make a statement to the Shareholders, such representative will be available to respond to any relevant questions of the Shareholders.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended May 31, 2000, is being mailed to each Shareholder of record along with the proxy material, but is not to be considered as a part of the proxy soliciting materials.

                           2001 SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders presently scheduled for October 16, 2001, must be received by the Secretary of the Company not later than May 1, 2001, to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

     Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders which are not received by the Secretary of the Company before May 1, 2001 shall be untimely. Upon the presentation at the next Annual Meeting of Shareholders of any matter not timely proposed, the persons named in the proxy accompanying the Company's proxy statement relating to that meeting will have the discretionary authority to vote all proxies on such matters in accordance with their best judgment.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at this Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have the discretionary authority to vote all proxies in accordance with their best judgment.

                                            By Order of the Board of Directors,

                                                      /s/ ROBERT MOORE
                                                      ROBERT C. MOORE
                                                         Secretary

                           FOR SHARES OF COMMON STOCK

                             TEXAS INDUSTRIES, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 17, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT ALPERT, GERALD R. HEFFERNAN and ROBERT D. ROGERS, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of shareholders of Texas Industries, Inc. to be held on Tuesday, October 17, 2000 at 9:30 A.M. (CDT) at the Gerald J. Ford Stadium on the Southern Methodist University Campus, located at 5800 Ownby (Central Expressway at Mockingbird Lane) in Dallas, Texas.

     The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the three nominees for director, and (ii) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors of the Company requests that you promptly execute and mail this Proxy.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                            o FOLD AND DETACH HERE o





                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:


1. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

    NOTE: Telephone voting option closes at 3:00 (P.M.) (CDT) on October 16, 2000.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

TO VOTE IN ACCORDANCE WITH THE BOARD OF           Please mark
DIRECTOR'S RECOMMENDATIONS JUST SIGN              your votes as       [X]
BELOW; NO BOXES NEED TO BE CHECKED. THE           indicated in
BOARD OF DIRECTORS RECOMMENDS A VOTE              this example
FOR THE PROPOSALS IN ITEMS 1 AND 2



Item 1 - Election of Directors (see reverse).     01 John M. Belk, 02 Gordon E.
                                                  Forward and 03 James M. Hoak,
     FOR all nominees           WITHHOLD          Jr. to serve in a class of
       (except as               AUTHORITY         directors with a term expiring
     specified hereon)      to vote for all       in 2003.
                         nominees listed at right
                                                  (Instruction: To withhold
                                                  authority to vote for an
                                                  individual nominee write that
                                                  nominee's name on the space
                                                  provided below.)



Item 2 - To transact such other business          THIS PROXY WHEN PROPERLY
that may properly come before the meeting.        EXECUTED WILL BE VOTED IN THE
                                                  MANNER DIRECTED HEREIN BY THE
                                                  UNDERSIGNED. IN THE ABSENCE OF
                                                  SUCH INSTRUCTIONS THIS PROXY
                                                  WILL BE VOTED FOR THE NOMINEES
                                                  LISTED IN ITEM 1 AND FOR THE
                                                  PROPOSAL IN ITEM 2.

                                                  (Sign exactly as name(s)
                                                  appear hereon. If shares are
                                                  held jointly each holder
                                                  should sign. If signing for
                                                  estate, trust or corporation,
                                                  title or capacity should be
                                                  stated.)

                                                  Please date, sign and return
                                                  this Proxy in the enclosed
                                                  business envelope.

                                                  Dated:__________________, 2000

                                                  ______________________________

                                                  ______________________________

                [FOLD AND DETACH HERE AND READ THE REVERSE SIDE]

                              [VOTE BY TELEPHONE]
                         [QUICK *** EASY *** IMMEDIATE]

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:
1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week
    There is NO CHARGE to you for this call. - Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form
________________________________________________________________________________
OPTION 1:      To vote as the Board of Directors recommends on ALL proposals, press 1
________________________________________________________________________________

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.
________________________________________________________________________________
OPTION 2:      If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
________________________________________________________________________________

 Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
              To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                 The instructions are the same for Proposal 2.
                                       OR
2. TO VOTE BY PROXY:     Mark, sign and date your proxy card and return
                         promptly in the enclosed envelope.

 NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.

     Telephone voting option closes at 3:00 P.M. (CDT) on October 16, 2000.

                             THANK YOU FOR VOTING.